EXHIBIT 99.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________

Statement of Eligibility Under the
Trust Indenture Act of 1939 of a Corporation
Designated to Act as Trustee
__________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

31-0841368
(I.R.S. Employer Identification No.)

800 Nicollet Mall
Minneapolis, MN 55402
(Address of principal executive offices) (Zip code)

Sherrie Pantle, Vice President
U.S. Bank National Association
1420 Fifth Avenue, 7th Floor
Seattle, WA 98101
(206) 344-4676
(Name, address and telephone number of agent for service)

Peter Kiewit Sons’, Inc.
(Exact name of obligor as specified in its charter)

Delaware 91-1842817
(State or other jurisdiction of (I.R.S. Employer Identification No.)
incorporation or organization)

Kiewit Plaza
Omaha, Nebraska 68131 68131
(Address of principal executive offices) (Zip Code)

2004 Series Convertible Debentures due October 31, 2014
(Title of the indenture securities)

1. General Information. Furnish the following information as to the trustee--

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. 20521

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations With Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

No such affiliation exists with the Trustee, U.S. Bank National Association.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. List of Exhibits. List below all exhibits filed as a part of this statement of eligibility and qualification.

1. Articles of Association of U.S. Bank National Association. (1)

2. Certificate of Authority of U.S. Bank National Association to Commence Business. (1)

3. Authorization of the trustee to exercise corporate trust powers. (1)

4. Bylaws of U.S. Bank National Association. (1)

5. Not Applicable.

6. Consents of U.S. Bank National Association required by Section 321(b) of the Act. (2)

7. Report of Condition of the Trustee as of December 31, 2002, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

_______________

(1) Incorporated by reference to the exhibit of the same number to the Form T-1 filed with registration statement number 333-67188.
(2) Attached.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. Bank National Association, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Seattle, and State of Washington, on the 10th day of September, 2004.

U.S. BANK NATIONAL ASSOCIATION

By /s/ Sherrie L. Pantle
Sherrie L. Pantle
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance by Peter Kiewit Sons’, Inc. 2004 Series Convertible Debentures due October 31, 2014, we hereby consent that reports of examinations by federal, state, territorial and district authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

U.S. BANK NATIONAL ASSOCIATION

By /s/ Sherrie L. Pantle
Sherrie L. Pantle
Vice President

Dated: September 10, 2004

EXHIBIT 7
U.S. Bancorp
Consolidated Balance Sheet
June 30, December 31,
(Dollars In Millions) 2004 2003
(Unaudited)
Assets
Cash and Due from Banks $ 7,476 $ 8,630
Investment securities
Held-to-maturity (fair value $128 and $161, respectively) 125 152
Available-for-sale 40,160 43,182
Loans held for sale 1,383 1,433
Loans
Commercial 40,065 38,526
Commercial real estate 27,204 27,242
Residential mortgages 14,380 13,457
Retail 41,181 39,010
Total loans 122,830 118,235
Less allowance for loan losses (2,244) (2,369)
Net loans 120,586 115,866
Premises and equipment 1,893 1,957
Customers’ liability on acceptances 169 121
Goodwill 6,226 6,025
Other intangible assets 2,475 2,124
Other assets 9,737 9,796
Total assets $190,230 $189,286
Liabilities and Shareholders’ Equity
Deposits
Noninterest-bearing $ 32,786 $ 32,470
Interest-bearing 71,314 74,749
Time deposits greater than $100,000 15,827 11,833
Total deposits 119,927 119,052
Short-term borrowings 11,592 10,850
Long-term debt 31,013 31,215
Junior subordinated debentures 2,652 2,601
Acceptances outstanding 169 121
Other liabilities 6,202 6,205
Total liabilities 171,555 170,044
Shareholders’ equity
Common stock, par value $0.01 a share – authorized: 4,000,000,000 shares issued: 6/30/04 and 12/31/03 – 1,972,643,007 shares 20 20
Capital surplus 5,860 5,851
Retained earnings 15,644 14,508
Less cost of common stock in treasury:
06/30/04 – 88,527,451 shares; 12/31/03 – 49,722,856 shares (2,316) (1,205)
Other comprehensive income (533) 68
Total shareholders’ equity 18,675 19,242
Total liabilities and shareholders’ equity $190,230 $189,286
See Notes to Consolidated Financial Statements.

To the best of the undersigned’s determination, as of the date hereof, the above information is true and correct.

U.S. Bank National Association

By: /s/ Dyan M. Huhta
Vice President